Varco Delays Filing of Form 10-Q

HOUSTON—(BUSINESS WIRE)—May 16, 2003—Varco International Inc. (NYSE:VRC) today announced that it will file an extension application with the SEC requesting a five day extension of time to file its Quarterly Report on Form 10-Q for the period ended March 31, 2003 as it reviews its revenue recognition policy on “bill and hold” transactions.

Upon completion of its review of this bill and hold policy, the company expects to revise its previously announced financial results for the first quarter of 2003, and may restate prior period financial statements. The effect of recognizing revenue upon shipment would be to shift the timing of revenue recognition among various periods, but would have no effect upon cash flow or the company’s liquidity position.

From time to time Varco’s customers request that the company delay shipment of drilling and well remediation equipment it manufactures to accommodate the customers’ rig installation or fabrication schedules, shipping logistics or other business needs. Previously the Company recognized revenue on bill and hold transactions when title to the equipment had passed to the customer. Going forward, the company will recognize revenue upon shipment.

Bill and hold transactions accounted for approximately $8.5 million, or 2.2%, of the company’s previously announced revenue in the first quarter of 2003. Revising the company’s policy is expected to result in a $0.01 to $0.02 per share reduction in the company’s previously announced first quarter earnings of $0.23 per fully diluted share.

The following table illustrates the impact if revenue from the company’s bill and hold transactions were recognized upon product shipment (in millions, except per share):

	As Reported	Impact of Timing Difference	As Adjusted
2002
Revenue	$1,335.1	$(1.3)	$1,333.8
Net Income	$79.8	$0.1	$79.9
Earnings per share	$0.82	$—	$0.82
2001
Revenue	$1,267.8	$(1.6)	$1,266.2
Net Income	$83.0	$(0.3)	$82.7
Earnings per share	$0.86	$—	$0.86
2000
Revenue	$866.6	$14.4	$881.0
Net Income	$21.1	$3.4	$24.5
Earnings per share	$0.22	$0.04	$0.26

Varco International Inc. is a leading provider of highly engineered drilling and well-servicing equipment, products and services to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the company manufactures and supplies innovative drilling systems and rig instrumentation; oilfield tubular inspections and internal tubular coating; drill cuttings separation, management and disposal systems and services; and coiled tubing and pressure control equipment for land and offshore drilling and well stimulation operations. The company also provides in-service pipeline inspections, manufactures high pressure fiberglass and composite tubing, and sells and rents advanced in-line inspection equipment to makers of oil country tubular goods.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, and other factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2002, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL INC.

SUPPLEMENTAL PRESENTATION OF REVENUE, NET INCOME AND EARNINGS

PER SHARE TO ILLUSTRATE REVENUE RECOGNITION AS PRODUCTS SHIP

(Unaudited)

The following reflects the historical financial statements of the Company as if all bill and hold transactions had been accounted for under a delivery standard (in millions, except per share):

	As Reported	Bill & Hold Revenue Recognized	Revenue Recognized Upon Shipment	As Adjusted	Impact $ %
2002
Revenue	$1,335.1	$(23.9)	$22.6	$1,333.8	$(1.3)	(0.1%)
Net Income	$79.8	$(5.6)	$5.7	$79.9	$0.1	0.2%
Earnings per share	$0.82	$(0.06)	$0.06	$0.82	$—	0.0%
2001
Revenue	$1,267.8	$(5.1)	$3.5	$1,266.2	$(1.6)	(0.1%)
Net Income	$83.0	$(1.2)	$.9	$82.7	$(0.3)	(0.3%)
Earnings per share	$0.86	$(0.01)	$0.01	$0.86	$—	0.0%
2000
Revenue	$866.6	$(8.1)	$22.5	$881.0	$14.4	1.7%
Net Income	$21.1	$(1.8)	$5.2	$24.5	$3.4	16.1%
Earnings per share	$0.22	$(0.02)	$0.06	$0.26	$0.04	18.2%

CONTACT: Varco International, Houston Clay Williams, 281/953-2200 ccwilliams@varco.com SOURCE: Varco International